United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  October 21, 2014

FLINT HILLS RESOURCES HOUSTON CHEMICAL, LLC

(formerly known as PL Propylene LLC and as successor by merger to PetroLogistics LP)

(Exact name of registrant as specified in its charter)

001-35529
Delaware	333-190106	20-8366084
(State or other jurisdiction of	Commission	(IRS Employer
incorporation or organization)	File Number	Identification No.)

4111 E. 37th St. North

Wichita, KS  67220-3203
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (316) 828-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 21, 2014 (the “Effective Date”), Flint Hills Resources Houston Chemical, LLC (the “Company”) and FHR Houston Chemical Finance Corp. (“Finance Corp.” and together with the Company, the “Issuers”) and Wells Fargo Bank, National Association (the “Trustee”), as trustee, entered into a Second Supplemental Indenture, dated October 21, 2014 (the “Second Supplemental Indenture”).  The Second Supplemental Indenture amends the Indenture, dated March 28, 2013 (as previously amended, the “Indenture”), with respect to the Issuers’ outstanding 6.25% Senior Notes due 2020 (the “Notes”). The amendments (the “Amendments”) (a) replace the reporting covenant contained in Section 4.03 of the Indenture, which requires that the Company file reports with the Securities and Exchange Commission, with a requirement that the Company provide holders of the Notes with a specified set of information that is more typical of debt securities issued in a Rule 144A-for-life transaction, and (b) amend Section 5.01(a) of the Indenture to remove the prohibition on the consolidation or merger of Finance Corp. with or into an entity that is not a corporation.

On October 22, 2014, following effectiveness of the Second Supplemental Indenture, Finance Corp. was merged with and into the Company (the “Merger”).  In connection with the Merger, the Company entered into a Third Supplemental Indenture, dated as of October 22, 2014 (the “Third Supplemental Indenture”), with the Trustee.  Pursuant to the Third Supplemental Indenture, the Company, as the successor of Finance Corp., assumed the obligations of Finance Corp. under the Indenture and the Notes.

The foregoing descriptions of the Second Supplemental Indenture and the Third Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Second Supplemental Indenture and the Third Supplemental Indenture, copies of which are attached hereto as Exhibit 4.1 and Exhibit 4.2 and incorporated herein by reference.

Item 3.03 Material Modification to the Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On October 22, 2014, the Company issued a press release announcing that as of 5:00 p.m., New York City time, on October 21, 2014, the previously announced solicitation of consents (the “Consent Solicitation”) from holders of the Notes to approve amendments to the Indenture had expired.  The Company also announced that the Issuers received the requisite consents pursuant to the Consent Solicitation from holders of the Notes to approve the Amendments. The Company has made a cash payment (the “Consent Payment”) of $5.00 per $1,000 in aggregate principal amount of Notes held by each holder of Notes as of 5:00 p.m., New York City time, on October 6, 2014, who validly delivered and did not revoke its consent prior to the Expiration Time.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein. The furnishing of the press release as an exhibit to this report does not constitute a solicitation of consents or proxies or an offer to sell or a solicitation of an offer to buy any security in connection with the Merger or otherwise.

Item 9.01. Financial Statements and Exhibits

Number	Exhibit

4.1

Second Supplemental Indenture, dated as of October 21, 2014, among Flint Hills Resources Houston Chemical, LLC, FHR Houston Chemical Finance Corp. and Wells Fargo Bank, National Association, as trustee

4.2	Third Supplemental Indenture, dated as of October 22, 2014, between Flint Hills Resources Houston Chemical, LLC and Wells Fargo Bank, National Association, as trustee

99.1	Press Release dated October 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLINT HILLS RESOURCES HOUSTON CHEMICAL, LLC

By:	/s/ Wade D. Marquardt
Wade D. Marquardt
Treasurer

Date:  October 23, 2014

EXHIBIT INDEX

Number	Exhibit

4.1

Second Supplemental Indenture, dated as of October 21, 2014, among Flint Hills Resources Houston Chemical, LLC, FHR Houston Chemical Finance Corp. and Wells Fargo Bank, National Association, as trustee

4.2	Third Supplemental Indenture, dated as of October 22, 2014, between Flint Hills Resources Houston Chemical, LLC and Wells Fargo Bank, National Association, as trustee

99.1	Press Release dated October 22, 2014